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                                                                   Exhibit 10.13

                         SOFTWARE DISTRIBUTION AGREEMENT

     This Software Distribution Agreement (the "Agreement") is entered into by and between Motorola, Inc., a Delaware corporation by and through its iDEN Subscriber Group with offices at 8000 West Sunrise Boulevard, Plantation, Florida 33322, U.S.A. ("Motorola/Licensee"), and Dwango North America, Ind., a Texas corporation having a principal place of business at 2825 San Felipe St. Suite 2825 Houston, TX, 77057 ("Licensor"). Motorola and Licensor are each sometimes referred to herein as a "Party" and collectively as the "Parties". The Effective Date of this Agreement shall be the date of the last signature affixed to this Agreement.

                                    RECITALS

     WHEREAS, Motorola is a provider of certain wireless communication products that include architectures upon which other companies or developers can develop client and/or client-server software applications that may be executed, at least in part, by the Motorola wireless communication products;

     WHEREAS, Licensor owns and/or controls all rights, title, and interests within the United States, Canada and Mexico in and to one or more software applications that have application in the mobile wireless environment;

     WHEREAS, Motorola desires to license certain software applications from Licensor on a non-exclusive basis for distribution by Motorola or through Motorola's distribution channels to Customers as herein defined; and

     WHEREAS, Licensor desires to grant such a license to Motorola and authorize Motorola as a non-exclusive distributor of Licensor's software applications;

     NOW THEREFORE, in consideration of the foregoing premises, and mutual covenants, promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with the intention to be legally bound hereby, the Parties agree as follows:

                              TERMS AND CONDITIONS

1.   Definitions.

     1.1 "Application" shall mean a software application together with its associated User Documentation that is owned by Licensor or for which Licensor otherwise holds sufficient rights to grant Motorola the licenses set forth in Sections 4, 5 and 6 below. An initial list of Applications is set forth in Exhibit A attached hereto, which Exhibit may be amended from time to time upon the mutual agreement of the Parties.

     1.2 "Bundle" shall mean a combination of one or more Licensor or third party Certified Applications made available for distribution to a Customer.

     1.3 "Certified Application" shall mean (i) an Application that has successfully completed and passed compatibility or other verification testing performed by Motorola or a Motorola-approved third party or (ii) an Application otherwise approved for distribution by Motorola in its sole discretion. A Certified Application may be a Local Application or a Client Application. The Certified Applications in audio, visual, or audio-visual content may

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be embodied in a tangible medium, including without limitation, a CD-ROM or
Floppy disk, Mobile Software retail cards, or may be embodied in an electronic medium, including without limitation, as a collection of software accessible via a web site. A Certified Application may be a Local Application or a Client Application. Certified Application(s) are identified in Exhibit A. Exhibit A may be amended from time to time upon the mutual agreement of the Parties.

     1.4 "Client Application" shall mean the portion of a Network-based Application that is executable by a Supported Product.

     1.5 "Customers" shall mean wireless service providers, distributors, retailers and end users of Supported Products.

     1.6 "Demonstration Application" shall mean an Application containing a subset of the Full Up Application features or a Full-Up Application with some internal means to determine a finite number of uses before being disabled, or a combination of both. Royalty fees may or may not be applicable.

     1.7 "Distribution Server" shall mean a server computer from which Certified Applications may be distributed to Customers. The Parties acknowledge that a Distribution Server may be owned by Motorola or by a Motorola-approved third party. The Parties also acknowledge that the Certified Applications may be hosted on one or more Distribution Servers by Motorola or a Motorola-approved third party(ies).

     1.8 "Download," means any successful transmission(s) or distribution(s) of a single Certified Application or Bundle to a Customer.

     1.9 "Embeddable Applications" shall mean a certain subset of the Applications that, once certified or otherwise approved for distribution by Motorola, may be embedded or pre-installed in Supported Products. An initial list of Embeddable Applications is set forth in Exhibit A, which list may be amended from time to time upon the mutual agreement of the Parties.

     1.10 "Full-Up Application" shall mean a full featured Application for which royalty fees are applicable.

     1.11 "iDEN Subscriber Group" means the Motorola business entity engaged in the design, development, manufacture and distribution of product with the Integrated Digital Enhanced Network (iDEN) technology.

     1.12 "Intellectual Property Rights" shall mean all worldwide intellectual property rights of any kind whether arising under statute, common law, treaty, convention or otherwise, and whether or not vested or inchoate, including, without limitation, (i) all patents, patent applications, conceptions, inventions, discoveries and improvements, including any patent applications filed or patents acquired after the Effective Date; (ii) all rights associated with works of authorship, including copyrights and moral rights; (iii) all rights relating to the protection of trade secrets and Confidential Information; and (iv) any other proprietary rights relating to intellectual property and/or industrial property. Notwithstanding the foregoing, Intellectual Property Rights shall not include any trademark, service mark, and/or trade dress rights of any kind.

     1.13 "Licensor Trademarks" shall mean any trademarks, service marks, design marks, symbols, logos and/or other indicia of source owned or used under license by Licensor, and all goodwill associated therewith.

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     1.14  "Local Application" shall mean an Application that is executable by a
Supported Product and performs all of its functions on the Supported Product only.

     1.15 "Network" means the Website (as defined below) and Approved Third Party Websites (as defined below) from which Certified Applications will be made available to consumers, as served from and through the Server (as defined below), via a range of service channels limited to Internet, cable, satellite, web, WAP, SMS, or cellular transmission, provided said channel shall include a file encryption format, such as a secure socket layer (SSL) transmission format, that will substantially reduce the likelihood that Certified Applications(s) encrypted in such format will be copied, played, distributed, transmitted or exploited in any way beyond the Wireless Device of the consumer that has initially received said Certified Application(s).

     1.16 "Network-based Application" shall mean a collection of software applications that utilizes wireless resources to perform at least some of its functions. Each Network-based Application includes a Client Application and at least one Server Application.

     1.17 "Royalty" means the amount payable hereunder by Licensee to Licensor with respect to each and every Certified Applications or bundle in each Download sold, distributed, transmitted, delivered or otherwise exploited by Licensee.

     1.18 "Subscription Services" shall mean those services that are available through the Client Applications distributed by Motorola to Customers and for which Licensor receives revenue or proceeds directly or indirectly from such Customers.

     1.19 "Subscription Service Server" shall mean a server computer operated by or on behalf of Licensor or Licensor's licensee to facilitate the provision of Subscription Services.

     1.20 "Supported Products" shall mean the Motorola wireless communication products that include architectures that support execution of one or more of the Certified Applications and that are listed in Exhibit B, which Exhibit may be amended from time to time upon the mutual agreement of the Parties. The Supported Products are categorized in Exhibit B with respect to the architectures that they include to support execution of the Certified Applications.

     1.21 "Third Party Website" means a third party's proprietary website from which Licensee proposes to allow Certified Applications(s) to be transmitted to consumers or from which Licensee proposes to allow consumers to "hyperlink" to the Server. The parties acknowledge that, upon the execution of this Agreement, www.nextel.com, www.southernline.com, www.boostmobile.com, www.telusmobility.com, www.iden.motorola.com/nextel, www.iden.motorola.com/ southernline, www.iden.motorola.com/boost, and www.iden.motorola.com/telus shall be deemed Approved Third Party Websites. Motorola, at its sole discretion, may add or delete Third Party Websites during the term of the Agreement.

     1.22 "User Documentation" shall mean the user manual and any other information provided by Licensor in support of a particular Application that is identified by Licensor as being intended either for distribution with the particular Application or to be made available by Motorola, via Motorola's website or otherwise, to Customers of the Supported Products.

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     1.23  "Website" means Licensee's proprietary Website on the Internet having a URL of www.motorola.com.

2. Licensor's Obligations for Developing Applications and Sharing Proceeds Received for Subscription and/or System Integration Services.

     2.1 Promptly upon execution of this Agreement, Licensor shall provide Motorola at least one copy of each Certified Application intended for distribution by Motorola pursuant to this Agreement. Any text displayed or published in such Certified Application(s) shall be in the English language. Licensor may provide from time to time, at its sole expense, additional copies of each Certified Application in other languages as may be mutually agreed upon by the Parties.

     2.2 Licensor shall use its reasonable best efforts to develop Applications for use with one or more of the Supported Products. All such Applications shall be in English and such other languages as may be mutually agreed upon by the Parties from time to time. Licensor shall provide Motorola with an Application development - roadmap monthly, or at such other mutually agreed upon times, identifying titles, content summaries and estimated release dates for additional Applications.

     2.3 Licensor agrees to ensure that each Certified Application works with all the Supported Products in a particular architecture category as identified in Exhibit B. Motorola reserves the right to test and review any Certified Application (including all supporting User Documentation) before Motorola allows such Certified Application to be made available to Customers of the Supported Products. Motorola further reserves the right, in its reasonable discretion, to remove any Application from any Distribution Server at any time or otherwise refuse to distribute any Application. Upon mutual agreement, Licensor shall modify Certified Applications as requested by Motorola to insure operability of the Certified Application on or with the Supported Products, and/or make minor changes to the user interface or User Documentation of each Certified Application as may be requested by Motorola from time to time. Alternatively or additionally, Motorola may make minor changes or corrections to the User Documentation of each Certified Application as Motorola deems necessary in its reasonable discretion.

     2.4   Certification of Applications.

     2.4.1 J2ME (Java) Applications. Licensor shall submit each J2ME (Java) Application to Quality Partners for testing to determine whether the Application is compatible with the Supported Products in a particular architecture category. Application certification information is located at www.qpqa.com/motorola/iden. Motorola may decide at its sole discretion to allow Licensor to self-certify applications, if submission of the initial Applications under this Agreement pass certification testing, and there are a sufficient number of Certified Applications listed in Exhibit A. Additional self-certifying information and specific requirements may be accessed at www.motorola.com/idendev.

     2.4.2 Ringtones. Each Ring Tone shall be subjectively optimized by Licensor to maximize the volume output, while eliminating any audible distortion. The optimization testing shall occur for each Ring Tone pushed to Motorola's server, and the testing shall be conducted on an actual iDEN handset. Licensor shall also verify that the

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Ring Tone is in the correct format and compatible with each iDEN handset prior to submitting to Motorola for Customer use.

     2.4.3 Wallpapers/Graphics. Each Wallpaper shall be subjectively optimized by Licensor to fully leverage the color palette for each iDEN handset display type. The optimization testing shall occur for each Wallpaper pushed to Motorola's server, and the testing shall be conducted on actual iDEN handset. Licensor shall also verify that the Wallpaper is in the correct format and compatible with each iDEN handset prior to submitting to Motorola for Customer use.

     2.5 Licensor shall be solely responsible for all aspects of the operation of the Certified Applications distributed by Motorola, including but not limited to, providing technical support to Motorola and the Customers and providing end-user licenses, click-wrap or otherwise, for using the Certified Applications. In addition, Licensor shall be solely responsible for establishing Customer pricing for the Certified Applications and shall communicate such pricing to Motorola from time to time; provided however that the license fee for each Certified Application shall be an amount sufficient to cover Motorola's Costs (as defined in Exhibit C) per transaction. Based on current Motorola Costs per transaction, the projected sales price for each Certified Application shall be an amount greater than or equal to [*].

     2.6   Licensor shall provide twenty-four (24) hour technical support, seven
(7) days a week, via telephone in English to Motorola, and shall appoint a dedicated person and email address to which Motorola can send questions and problems, and shall ensure that Motorola receives a response to any such questions and problems within twelve (12) hours.

     2.7 Licensor will provide, at no charge, to Motorola or, where applicable, the Customer, (a) bug fixes or software patches as are reasonably required to ensure proper operation of each Certified Application in accordance with its accompanying User Documentation and (b) upgrades and enhancements for a Certified Application, provided that the Licensor may, in its sole discretion, charge Customers for such upgrades or enhancements.

     2.8 Licensor shall be solely responsible for warranting the Applications and providing warranty and Customer support services for the Applications, and further agrees to indemnify Motorola as provided in Section 17 below for any warranty or Customer support services provided by Motorola with respect to the Applications.

     2.9 Licensor will acquire all necessary rights from all Trademark and copyright holders (or their agents) in the musical compositions and graphical representations or other application content underlying the Certified Applications to allow Customers to use the Certified Applications in accordance with the terms and conditions of any end-user license agreement and to allow Motorola to perform its obligations under this Agreement. Licensor will be solely responsible for all payments due and owed to all Trademark and copyright holders (or their agents) and any other parties responsible for collecting fees related to underlying rights in the Certified Applications and their distribution.

3.   Motorola's Obligations for Hosting and Distributing Applications.



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*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     3.1   Upon receiving a Certified Application from Licensor or on Licensor's behalf and performing any testing or review of the Certified Application as Motorola, in its sole discretion, deems necessary, Motorola will load the particular Certified Application on one or more Distribution Servers for distribution to Customers of the Supported Products. Motorola may remove any Certified Application from any Distribution Server or otherwise refuse to distribute any Application at any time in its reasonable discretion.

     3.2 Motorola or a Motorola-approved third party will host the Certified Applications on the Distribution Server(s) and maintain operability of the Distribution Server(s). Should a decision be made at Motorola's sole discretion to allow Licensor to host the Certified Application(s), a separate hosting and distribution agreement will be executed between the Parties.

     3.3 Motorola will advertise and market the website from which the Certified Applications will be distributed and will create appropriate links to enable Customers of the Supported Products to download the Certified Applications upon Motorola's receipt of a purchase order or other request and payment of the advertised price for the particular Certified Application.

     3.4 Motorola will collect all monies associated with license fees for the Certified Applications distributed by or on behalf of Motorola, and will provide Licensor its share of the collected proceeds in accordance with Section 7 below.

     3.5 Motorola will track the quantity of licenses for each Certified Application, and will report such quantities to Licensor in accordance with
Section 8 below.

     3.6 Licensor acknowledges that Motorola may, in its reasonable discretion, allow Customers to electronically submit or post their comments or opinions related to one or more of the Certified Applications on Motorola's web site for public informational purposes and/or use by potential Customers of the Certified Applications.

4.   Grant of License for Distributing Certified Applications.

     4.1 Licensor hereby grants to Motorola, during the term of this Agreement, a nonexclusive license within the United States, Canada and Mexico to: (i) license (or have licensed), and/or distribute (or have distributed) the Certified Applications; (ii) pre-install or embed (or have pre-installed or embedded) in Supported Products Embeddable Applications, and offer for sale (or have offered for sale), sell (or have sold), distribute (or have distributed), and otherwise dispose of Supported Products containing the Embeddable Applications; (iii) reproduce and display (or with the right to sublicense to have reproduced and display) the Certified Applications (individually or Bundled) as necessary to carry out the foregoing rights; (iv) provide a limited sublicensed right to use to Customers who have purchased or downloaded a Certified Application (individually or Bundled), and, for wireless service provider, distributor and retailer Customers, to sell, license or distribute, the Certified Applications (individually or Bundled) and/or Supported Products containing Embeddable Applications to Customers; and (v) reproduce, install and use the Certified Applications internally for test and/or evaluation purposes. Except as may be otherwise agreed upon pursuant to Exhibit C. Licensor agrees that Motorola's rights under subsection (ii) and other rights related to Embeddable Applications shall be royalty-free.

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     4.2   Licensor hereby grants to Motorola a royalty-free, nonexclusive license within the Uniied States, Canada and Mexico, with right to grant sublicenses, under Licensor's Intellectual Property Rights and Licensor's Trademarks to copy the Certified Applications from a Customer's Supported Product into a non-server computer and store the Certified Applications temporarily in the non-server computer in order to accommodate updating or upgrading software of the Customer's Supported Product or upgrading the Customer's Supported Product to another Supported Product ("Upgraded Supported Product") capable of executing the Certified Applications, and to store or restore the Certified Applications in the Customer's Supported Product or Upgraded Supported Product, provided that any and all copies of the Certified Applications are permanently deleted from the non-server computer immediately after or during such storing or restoring of the Certified Applications in the Customer's Supported Product or Upgraded Supported Product.

     4.3 Licensor hereby grants to Motorola a royalty-free, nonexclusive license within the United States, Canada and Mexico, with right to grant sublicenses, under Licensor's Intellectual Property Rights and Licensor's Trademarks to re-distribute Certified Applications to Supported Products of Customers so long as Licensor has received or will receive a royalty for the initial license and/or distribution of such Certified Applications to such Customers.

     4.4 Grant of License for Non-Royalty Distribution. Licensor hereby grants to Licensee, during the term of this Agreement the right to re-send or otherwise re-distribute Certified Application(s) to Wireless Devices free of charge in the event such Certified Application(s) were deleted, through no fault of Licensee except in the case of repairing or upgrading the software in a Wireless Device, but only if such Certified Application(s) had been previously purchased by such consumers (collectively, "Replaced Certified Application(s)"). For purposes of clarification, a consumer who misplaces, or becomes dispossessed of his/her Wireless Device, or a consumer who purchases a new Wireless Device shall not be qualified to receive the "free-of-charge" Replaced Certified Application(s) contemplated in this subparagraph.

5.   Grant of License for Demonstration Purposes.

     Licensor hereby grants to Motorola, during the term of this Agreement, a nonexclusive, royalty-free license within the United States, Canada and Mexico under Licensor's Intellectual Property Rights and Licensor's Trademarks to use, publicly display, publicly perform, and reproduce the Certified Applications for the purpose of marketing and demonstrating the Certified Applications to current or prospective Motorola Customers and/or at trade shows, seminars, conferences, or wireless or electronic industry events. Such marketing or demonstration efforts may include demonstrating the Certified Applications online via an Internet accessible emulator device, webcasting, end user trials or by other means.

6.   Trademark License.

     6.1 Licensor grants to Motorola, during the term of this Agreement, a nonexclusive, royalty-free license within the United States, Canada and Mexico under Licensor's Trademarks to use Licensor's Trademarks in online, print or other advertising for the purposes of promoting, selling, licensing, and distributing the Certified

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Applications and the Supported Products to Customers. Licensor further grants
Motorola the right to place hyperlinks on Motorola's website pointing to Licensor's website and/or web page related to the Certified Applications.

     6.2 Motorola acknowledges that all right, title and interest in and to Licensor's Trademarks, including all goodwill related thereto, are and shall remain owned solely and exclusively by Licensor and that all usage of Licensor's Trademarks by or on behalf of Motorola shall inure to the benefit of Licensor.

     6.3 Motorola agrees to comply with any and all usage guidelines promulgated by Licensor with respect to Licensor's Trademarks, and shall supply, upon Licensor's written request, specimens of all advertising, marketing and/or promotional materials in which a Licensor Trademark appears to Licensor for inspection and approval, which approval shall not be unreasonably withheld. If Licensor has not indicated its approval or rejection of such specimens within five (5) business days after receiving such specimens, such specimens shall be deemed approved by Licensor. Licensor agrees to provide Motorola a copy of its current trademark usage guidelines promptly upon execution of this Agreement.

7. Royalty/Revenue-Sharing Payments. Royalty payments between the Parties shall be made in accordance with attached Exhibit C.

8.   Promotion, Publicity and Press Releases.

     8.1 Licensor authorizes Motorola to refer, in Motorola's online, print or other advertising and promotional materials, to the fact that Licensor's Certified Applications are accessible through Motorola and/or that Motorola is a distributor of Licensor's Certified Applications, provided that any such materials: (a) either do not use Licensor's Trademarks or use Licensor Trademarks only as permitted in Section 6 above; (b) do not state, suggest or imply by the wording or prominence of such statement, or otherwise, that Licensor sponsors, authorizes, and/or is the source or origin of the Supported Products; and (c) do not disparage Licensor, its products, services, or affiliates.

     8.2 Except as may be required under applicable state for federal law, neither Party shall publicize the terms or the existence of this Agreement to any third party without prior written consent from the other Party after that Party's review and approval of the form and content of any publicity release or other press announcement. Licensor shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with Motorola other than as authorized by Motorola pursuant to this Agreement. Similarly, Motorola shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with Licensor other than as authorized by Licensor pursuant to this Agreement.

     8.3 Both Parties agree to use commercially reasonable efforts to jointly market and promote the Certified Applications and the Supported Products, including without limitation offering each other, in each Party's sole discretion, opportunities to demonstrate, market and promote the Certified Applications at trade or other shows, seminars and/or wireless or electronic industry events.

9.   Limitations on Applications to be Distributed by Motorola.

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     9.1   Only Certified Applications will be made available by Motorola for license and/or distribution to Customers.

     9.2 Motorola reserves the right to remove applications from the Distribution Server(s) in its reasonable discretion.

10.  Representations and Warranties.

     10.1  By Licensor.

     Licensor hereby represents and warrants to Motorola and the Customers that:
(i) Licensor has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) Licensor has no restrictions that would impair its ability to perform its obligations and grant all rights contemplated by this Agreement; (iii) Licensor has not and will not enter into any agreement that is inconsistent with its obligations hereunder;
(iv) Licensor is the owner or has obtained and currently holds valid and sufficient rights, including rights in third party Intellectual Property Rights and trademarks, to license the rights granted to Motorola herein; (v) the content of the Applications and the distribution thereof shall comply with all applicable federal, state, and local laws and regulations; and (vi) the content of the Applications does not contain any viruses, worms, Trojan horses, time bombs, or other software routines that may negatively impact the operation of any Supported Products or damage interfere with, intercept, or expropriate any system data or personal information. Licensor has acquired or owns all the necessary underlying rights mentioned in Section 2.9 above so that Licensor is able to license the Certified Applications with no additional royalties or fees whatsoever paid by Motorola, except for the royalties or fees to be paid according to this Agreement. Licensor is required to notify Motorola of any known encumbrances to the foregoing during the term of this Agreement.

     10.2  By Motorola.

     Motorola hereby represents and warrants to Licensor that Motorola: (i) has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) has no restrictions that would impair its ability to perform its obligations contemplated by this Agreement; and (iii) has not and will not enter into any agreement that is inconsistent with its obligations hereunder.

     10.3  Disclaimer.

     EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE FOREGOING WARRANTIES ARE THE ONLY WARRANTIES GIVEN BY EITHER PARTY AND ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED BY STATUTE OR OTHERWISE, ARE SPECIFICALLY EXCLUDED BY THE PARTIES, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTIBLLITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.  Confidentiality.

     11.1 The Parties agree that during the term of this Agreement there may be a need to exchange certain confidential or proprietary information ("Confidential Information"). Confidential Information shall be defined as the terms of this Agreement and any confidential, trade secret, or other proprietary information disclosed by one Party (the

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"Disclosing Party") to the other Party (the "Receiving Party") under this
Agreement, provided that such information is marked or otherwise identified at the time of disclosure as being confidential or proprietary information of the Disclosing Party. The Parties agree to mark any Confidential Information disclosed in tangible form with a suitable legend. Confidential Information shall not include information that (i) is public knowledge at the time of disclosure, (ii) was known by the Receiving Party before disclosure by the Disclosing Party, or becomes public knowledge or otherwise known to the Receiving Party after such disclosure, other than by breach of the confidentiality obligations of this Agreement, or (iii) is independently developed by the Receiving Party by persons without access to Confidential Information of the Disclosing Party.

     11.2 For a period of three (3) years after the Receiving Party receives any particular component of the Disclosing Party's Confidential Information, the Receiving Party shall use its reasonable best efforts, but in no instance less than reasonable care, to limit dissemination of the component of Confidential Information to such of its employees and agents who have a strict need to know in the performance of the Receiving Party's duties hereunder, and not disclose the Confidential Information to any third party, except as may be reasonably necessary to load, host or remove the Certified Applications on or from a Distribution Server.

     11.3 The Receiving Party shall take appropriate action, by instruction, agreement, or otherwise, with any persons permitted access to the Disclosing Party's Confidential Information so as to assure that they will hold such items in confidence. All Receiving Party personnel who receive or use the Confidential Information of the Disclosing Party shall, before receipt or use of such information, be informed of the Receiving Party's obligations under this Agreement.

     11.4 The Receiving Party agrees to return to the Disclosing Party, upon termination of this Agreement, the Disclosing Party's Confidential Information and any and all copies and derivatives thereof, or certify the destruction of same upon the request of the Disclosing Party.

     11.5 The Parties agree that any breach of the confidentiality obligations of this Section 11 may result in irreparable harm to the Disclosing Party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the Disclosing Party shall be entitled to seek equitable relief, including injunction, in the event of such breach.

12.  Term and Termination.

     12.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of three (3) years ("Initial Term"), unless earlier terminated as provided herein. The term of this Agreement shall automatically renew for one or more additional one (1) year periods (each such one-year period being referred to herein as a "Renewal Term") upon expiration of the Initial Term or any Renewal Term, unless a notice of non-renewal is communicated by one Party to the other at least ninety (90) calendar days prior to the expiration of the Initial Term or a particular Renewal Term, as the case may be. Neither Party shall be liable to the other for any termination of this Agreement in accordance with its terms or for any refusal, to renew or to extend its term.

     12.2 Termination for Cause. If either Party ("Defaulting Party") fails to perform a material obligation of this Agreement, the other Party may notify the Defaulting Party of its intent to terminate this Agreement for cause

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by giving the Defaulting Party thirty (30) calendar days prior written notice.
If the Defaulting Party cures its non-performance within the thirty (30) calendar day period, this Agreement shall remain in full force and effect; otherwise this Agreement shall automatically terminate upon expiration of the thirty (30) calendar day period, subject to Motorola's limited right to sell-off as set forth in Section 13 below.

     12.3 Insolvency. All rights and licenses granted under or pursuant to this Agreement by Licensor to Motorola are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (or any other section(s) of the United States Bankruptcy Code in effect on the Effective Date of this Agreement that addresses rights in executory contracts), 11 U.S.C.
Section 101 et seq. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as such term is defined under the Bankruptcy Code. The Parties agree that Motorola, as a licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy code, and that Motorola shall have the right to retain and enforce its rights under this Agreement provided it abides by the terms of this Agreement.

     12.4 Rights and Duties Upon Termination. In the event of expiration or termination of this Agreement: (i) Motorola shall promptly remove the Certified Applications from all Distribution Servers and, subject to Motorola's limited right to sell-off as set forth in Section 13 below, shall not license or otherwise dispose of the Certified Applications to any third party after such expiration or termination; and (ii) Licensor shall be responsible for continued support of past licenses of the Certified Applications and sales of Certified Applications during the Sell-Off Period specified in Section 13.

     12.5 Survival. Except as provided in this Section 12, there shall be no further remedies or obligations from either Party upon termination of this Agreement, except those obligations, rights and remedies set forth in Sections 1, 2.5-2.9, 4 (through completion of the below-defined Sell-Off Period only), 6, 7 (including the provisions of Exhibit C), 10, 11 (only to the extent expressly provided therein), 12, 13 (through completion of the Sell-Off Period), 14, 16-18 (inclusive), 24, and 27, which shall survive the termination of this Agreement for any reason.

13.  Limited Right to Sell-Off.
     In the event that this Agreement is terminated for any reason. Motorola shall have, for a mutually agreed upon period ("Sell-Off Period") of not less than ninety (90) calendar days following the effective date of termination, the limited, one-time right to license and/or distribute copies of downloadable or embedded Certified Applications, provided that such Certified Applications had been sold to or requested by Customers on or before the effective date of termination.

14.  Notice of Discontinuance
     In the event that Licensor desires to discontinue distribution, execution or technical support of any Certified Application(s), a minimum one-hundred and eighty (180) day prior notification shall be provided to Motorola to allow phase-out of the Certified Application. This notification and phase-out period may be shortened upon mutual consent of the parties.

15.  Intellectual Property Rights.
     Nothing in this Agreement grants either Party an ownership or other interest in the other Party's Intellectual Property Rights. In no event are any rights, except the licenses expressly granted herein, in any real or intellectual property transferred from one Party to the other pursuant to this Agreement. Motorola shall own all proprietary rights, including copyrights and/or trademarks, in and to any marketing materials created, modified or otherwise prepared by or for Motorola which may contain Licensor's Intellectual Property Rights and/or Licensor's Trademarks.

16.  Relationship of the Parties.
     Each of the Parties shall act as, and shall be, independent contractors in all aspects of this Agreement. Neither Party will act or have authority to act as an agent for the other Party for any purpose whatsoever. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership, pooling arrangement, or other formal business entity or fiduciary relationship between Motorola and Licensor.

17.  Indemnification.
     Licensor shall indemnify and hold harmless Motorola, its affiliates, subsidiaries and Customers, and its and their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") from and against any judgments, losses, damages, liabilities, costs or expenses (including, but not limited to, reasonable attorneys' fees and legal expenses) of any kind attributable to any use, distribution, or license of any Application, including but not limited to costs, expenses, and attorney's fees incurred by an Indemnified Party associated with or arising from: (i) any breach or claimed breach of the above Licensor representations and warranties; (ii) damage to the Supported Products or any portion thereof resulting from use of any of the Applications; (iii) warranty or Customer support services performed by Motorola with respect to any of the Applications or any Supported Products damaged as a result of use of any of the Applications; (iv) recalling any defective Applications; and (v) any third party claim or action brought against an Indemnified Party alleging that any Application or any portion thereof (a) infringes, misappropriates or violates in any manner, any intellectual property right, right of publicity, right of privacy, moral right, or any other proprietary right of a third party; or (b) contains material or information that is fraudulent, deceptive, misleading, obscene, defamatory, trade libelous, libelous, slanderous, or unlawfully harassing or injurious, or is in violation of personal or property rights, regulation or law, or other common law or statutory rights. The foregoing indemnity will be in addition to, and not in lieu of, all other legal rights and remedies that Motorola may have. Licensor agrees that it will, upon Motorola's request and at Licensor's expense, defend or assist Motorola in the defense of any action brought against Motorola for which Licensor has an indemnity obligation hereunder.

18.  Limitations of Liability.
     WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, NEITHER LICENSOR NOR MOTOROLA SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR

SPECIAL DAMAGES OF ANY KIND OR CHARACTER. INCLUDING WITHOUT LIMITATION LOSS OF REVENUE OR PROFITS. FAILURE TO REALIZE SAVINGS OR OTHER BENEFITS, OR LOSS OF DATA OR USE, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Except for Licensor's indemnity obligations under Section 17, neither Party's liability under this Agreement shall exceed the amount of payments due and payable to the Licensor under Section 7 and Exhibit C.

19.  Dispute Resolution.
     19.1 The Parties will attempt to settle any claim, dispute, controversy or difference arising out of, or in relation to, or in connection with this Agreement, or for breach thereof, through consultation and negotiation in good faith and spirit of mutual cooperation. If those attempts fail to achieve a settlement, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Parties within forty-five (45) calendar days after written notice by either Party demanding mediation. Neither Party may unreasonably withhold consent to the selection of a mediator, and the Parties will share the costs of mediation equally. The mediation hearing shall be conducted within thirty (30) calendar days after the selection of the mediator. The Parties may also agree to replace mediation with some other form of alternate dispute resolution ("ADR"), such as neutral fact-finding or a mini-trial. Any mediation or other ADR shall be conducted in the English language. Any dispute which cannot be resolved between the Parties through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for ADR or mediation by one of the Parties may then be submitted to the courts for resolution.

     19.2 The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party. Nothing in this Section 19 will prevent either Party from resorting to judicial proceedings if interim relief from a court is necessary to prevent serious and irreparable injury to that Party or to others. In addition, nothing in this Section 19 shall be construed as applying to disputes regarding the Intellectual Property Rights or trademarks of either Party (including but not limited to Confidential Information), the enforcement of the Parties' respective Intellectual Property Rights or trademarks, or the enforcement of the Parties' respective obligations under this Agreement with respect to the other Party's Intellectual Property Rights or trademarks.

20.  No Exclusivity.
     Each Party shall carry out its commitments under this Agreement in a manner that reflects favorably upon the good name and goodwill of the other Party. The Parties agree that the commitments under this Agreement are not exclusive and that either Party may enter into similar agreements with third parties, including either Party's competitors.

21.  Entire Agreement and Amendments.
     21.1 This Agreement, including any and all Exhibits, constitute the complete and exclusive agreement between the Parties with respect to the subject matter hereof, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings, both written and oral, regarding such subject matter. Notwithstanding the foregoing, this Agreement shall not be interpreted to supersede or replace any other written agreement between the Parties that does not relate to the subject matter hereof. In the event of a conflict between the Terms and Conditions of this Agreement and the terms and conditions of any other written Agreement between the Parties, the Parties agree to negotiate in good faith to resolve the conflict, except that in the event of a conflict between the Terms and Conditions of this Agreement and the terms and conditions of a click-accept agreement on the Motorola web site that is accepted by Licensor subsequent to this Agreement and relates to the subject matter hereof, the Terms and Conditions of this Agreement shall control.

     21.2 Motorola may, from time to time, modify the terms of this Agreement by: (i) posting the revised agreement on Motorola's web site and notifying Licensor of the change by e-mail; (ii) forwarding a copy of the revised Agreement to Licensor, whether electronically or through a postal service; or
(iii) any other means reasonably calculated to inform Licensor of the terms of the revised agreement. Unless Licensor objects to the revised agreement in writing to Motorola within thirty (30) days of receiving notice of the change, in which case no revision will take effect. Licensor will be deemed to have accepted the terms of the revised Agreement and the as revised Agreement will take effect and be biding on both parties at the end of Licensor's thirty (30) day objection period. Subject to the foregoing, all other amendments to this Agreement must be in a written document signed by authorized representatives of both Parties.

22.  Assignment.
     Licensor may not assign this Agreement or any of its rights or obligations hereunder without the express written consent of Motorola, which consent shall not be unreasonably withheld. Motorola may assign this Agreement or any of its rights or obligations hereunder; provided that the third party to whom the rights or obligations will be assigned first agrees in writing to assume Motorola's obligations under this Agreement. Notwithstanding any clause herein to the contrary, Motorola is authorized to grant a limited sub-licensed right to its Customers to use the Certified Applications, and/or resell or re-distribute Supported Products that include any Certified Applications.

23.  Force Majeure.
     Neither Party shall be held responsible or liable for any losses arising out of any delay or failure in performance of any part of this Agreement due to any act of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack or shortage of electrical power, failure of performance by any third party hosting service or equipment provided or maintained by others, including general performance of the Internet itself, or any other cause beyond the reasonable control of the Party delayed.

24.  Severability.
     If any one or more of the provisions of this Agreement is held to be unenforceable under applicable law, (a) such unenforceability shall not affect any other provision of this Agreement; (b) this Agreement shall be construed as if said unenforceable provision had not been contained therein; and (c) the Parties shall negotiate in good faith to replace the unenforceable provision by a provision which has the effect nearest to that of the provision being replaced.

25.  Governing Law.
     It is understood and agreed by both Parties hereto that the laws of the United States and any other jurisdiction in which actions are taken in performance of this Agreement shall be respected and observed. This Agreement shall be construed and governed in accordance with the laws of the State of Illinois, U.S.A., without regard to its conflict of law rules. Both Parties consent to the jurisdiction of the State of Illinois, acknowledge that venue is proper in the state and federal courts located in Cook County, Illinois, U.S.A., and waive any objection they have or may have in the future with respect to any of the above.

26.  Notices.
     Except as otherwise provided for herein, all notices required or permitted to be given hereunder shall be in writing (including telegraphic communication) and shall be sent by registered mail (return receipt requested and postage prepaid), facsimile, overnight or two-day courier or delivered-in-person and shall be addressed as follows:

     IF to Motorola:

          Motorola, Inc.
          8000 West Sunrise Boulevard
          Fort Lauderdale, Florida 33322
          Attn.: Vice President & General Manager of U.S. Market Operations,
                 iDEN Subscriber Group
          Fax Number: (954) 723-6177

     With copy to:

          Motorola, Inc.
          8000 West Sunrise Boulevard
          Fort Lauderdale, Florida 33322
          Attn.: Law Department
          Fax Number: (954) 723-3871

     If to Licensor:

          Dwango North America, Inc.
          200 West Mercer St., Suite 501
          Seattle, WA 98119
          Attn.: Rick J. Hennessey
          Fax Number: (206) 286-1442

     With copy to:

          Gunn, Mullins & Farrell, L.L.P,
          1415 North Loop West, Suite 1100
          Houston, TX 77008
          Attn: Robert M.Mullins
          Fax Number: (713) 869-3085

     Either Party may change its address by a notice given to the other Party in the manner set forth above. Mailed notices given as herein provided shall be considered to have been given seven (7) days after the mailing thereof, telegraphic or facsimile notices shall be considered to have been given on the day sent, overnight or two-day courier sent notices shall be considered to have been given three (3) days after sending, and delivered in person notices shall be considered to have been given on the day of delivery.

27.  Expenses.
     Each Party shall be responsible for all expenses, including attorney's fees and costs, incurred by it in relation to the making, review and negotiation of this Agreement, and to the fulfillment of its obligations as set forth in this Agreement.

28.  Construction.
     This Agreement has been negotiated by the Parties and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor or against any Party either as scrivener or otherwise. Unless a contrary intention is clearly expressed, any reference to a Section shall be construed to refer to all provisions of the referenced Section. In the event that this Agreement is translated into any other language, the English language version hereof shall govern.

29.  Titles, Headings and Subheadings.
     The titles, headings and subheadings used throughout this Agreement are intended solely for convenience of reference and form no part of the Terms and Conditions of this Agreement.

30.  Counterparts.
     This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed an original, but all of which counterparts together shall constitute one and the same document.

31.  Incorporation of Exhibits and Recitals.
     Exhibits A through C attached hereto and the Recitals set forth above are expressly incorporated herein by reference in their entirely to form part of the Terms and Conditions of this Agreement. In the event of any conflict between the provisions of the Recitals, Exhibit A, or Exhibit B and any of the Terms and Conditions set forth in Sections 1-33, the provisions of the Terms and Conditions shall take precedence and shall control. In the event of a conflict between the provisions of Exhibit C and any of the Terms and Conditions set forth in Sections 1-33, the provisions of Exhibit C shall take precedence and shall control.

32. Authority and Binding Effect. By executing this Agreement, each Party represents and warrants that it has the full power and authority to enter into this Agreement, and that, when executed, this Agreement shall constitute a valid and legally binding obligation of such Party, enforceable in accordance with its terms.

33. No Waiver. Failure by either Party, in any one or more instances, to enforce any of its rights in connection with this Agreement, or to insist upon the strict performance of the terms of this Agreement, its Appendices or Exhibits, shall not be construed as a waiver or a relinquishment of any such rights for future breach or enforcement thereof.

     IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.


MOTOROLA, INC.                            DWANGO NORTH AMERICA, INC.
                                          --------------------------

/s/ Eric Brooks                9/24/03    /s/ Rick J. Hennessey          9-11-03
--------------------------------------    --------------------------------------
Signature                       Date      Signature                       Date

ERIC BROOKS                               Rick J. Hennessey
--------------------------------------    --------------------------------------
Printed Name                              Printed Name

VP Eng                                    President
--------------------------------------    --------------------------------------
Title                                     Title

ATTACHMENTS:
          Exhibit A - List of Applications/List of Embeddable Applications Exhibit B - List of Supported Products
          Exhibit C - Royalty/Revenue-Sharing Payments

                                    EXHIBIT A
                                    ---------
                              LIST OF APPLICATIONS

1. The Parties may maintain a separate List of Applications and List of Embeddable Applications to avoid the administrative burden of amendments to incorporate subsequent changes to the respective lists.

--------------------------------------------------------------------------------
                                                 Supported
                                                  Product
                                                Category (e.g.,    Recommended
Application                                       J2ME, WAP,       Sales Price
    No.       Application Title   Version No.       etc.)             (US$)
--------------------------------------------------------------------------------
    1            Star Exceed                         J2ME            $[**]
--------------------------------------------------------------------------------
    2           Dwango Racing                        J2ME            $[**]
--------------------------------------------------------------------------------
    3            JumPuyon                            J2ME            $[**]
--------------------------------------------------------------------------------
    4            BlackJack                           J2ME            $[**]
--------------------------------------------------------------------------------
    5               Slots                            J2ME            $[**]
--------------------------------------------------------------------------------
    6             Rouleue                            J2ME            $[**]
--------------------------------------------------------------------------------
    7            Casino Sub*                         J2ME            $[**]
--------------------------------------------------------------------------------
    8              AquaX                             J2ME            $[**]
--------------------------------------------------------------------------------

* Monthly subscription fee.

               LIST OF EMBEDDABLE APPLICATIONS

--------------------------------------------------------------
                                                  Supported
                                                   Product
                                                   Category
Application     Application                      (e.g., J2ME,
    No.            Title          Version No.     WAP, etc.)
--------------------------------------------------------------
     1        Dwango Blackjack      Full-Up          J2ME
--------------------------------------------------------------
     2          Dwango Racing       Full-Up          J2ME
--------------------------------------------------------------




----------------
** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B
                                    ---------
                           LIST OF SUPPORTED PRODUCTS

Architecture Category 1: J2ME
1.   i85s(TM)
2.   i50sx(TM)
3.   i55sr(TM)
4.   i90c(TM)
5.   i80s(TM)
6.   i95cl(TM)
7.   i730(TM)
8.   all future iDEN handsets

                                    EXHIBIT C
                                    ---------

                        ROYALTY/REVENUE-SHARING PAYMENTS

1.   Royalty-Related Definitions.


     1.1 "Motorola's Costs" shall mean any internal and/or out-of-pocket costs incurred by Motorola in connection with (1) the sale, license and/or distribution of Certified Applications, and/or (2) the transfer of payments to Licensor under Section 2 below. Such Motorola Costs shall include, but are not limited to, sales, use, excise, custom duty or similar taxes or assessments imposed by a governmental authority: wireless resource or airtime charges, credit card transaction fees and other third party, electronic commerce-related fees (including without limitation hosting fees); wire transfer or other fees associated with the transfer of payments to Licensor; and costs incurred in connection with storing and maintaining the Certified Application(s) on a Distribution Server.

     1.2 "Motorola's Net Proceeds" shall mean the proceeds in U.S. currency received by Motorola from the independent license and/or distribution of Certified Applications, less Motorola's Costs.

     1.3 "Reporting Period" shall mean a calendar quarter, except that the first Reporting Period shall commence on the date of the first receipt of Motorola's Net Proceeds resulting from the license and/or distribution of any Certified Application and shall conclude upon the end of the first calendar quarter that ends at least forty-five (45) calendar days thereafter.

2.   Royalty Determination.
     2.1 As provided in Section 3 below, Motorola shall make the following royalty payments to Licensor:

     A. Certified Applications Downloaded From Motorola's Distribution Server
        ---------------------------------------------------------------------
               With respect to Certified Applications not embedded in Supported Product (downloaded from Motorola's distribution server), Motorola shall retain [*] of Motorola's Net Proceeds received from the license and/or distribution of each Client Application during each Reporting Period and pay Licensor a royalty ("Certified Applications Royalty") equal to the [*] of such Net Proceeds.

     B. Certified Applications Embedded (Preloaded) in Supportable Product
        ------------------------------------------------------------------
               1. With respect to Full-up Certified Applications embedded (preloaded) in Supported Product, Motorola shall pay Licensor a flat fee of [*] for each instance the Full-up Certified Application is embedded in a Supported Product as follows:

               a. App name: Dwango Blackjack
                  Version: Full-Up
                  Product: Phat Farm II i730



----------------
* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               b. App name: Dwango Racing
                  Version: Full-Up
                  Product: Limited Edition Bloomingdale's i730 phone

     Notwithstanding the foregoing, the Parties agree that neither Motorola nor any Customer shall be obligated to pay Licensor any additional royalty to exercise Motorola's rights under Section 4.2 or Section 4.3 of the Agreement.

     2.2 Restrictions for Sublicense to Wireless Service Provider Customers. Motorola shall require any wireless service provider Customer to which Motorola grants a license to distribute Certified Applications to charge not more than either (i) Licensor's recommended sales price or (ii) Licensor's recommended sales price adjusted to a reasonable selling price based on a publicly published, three month forward exchange rate for the country in which the wireless service provider Customer operates, whichever is greater.

3.   Payments and Royalty Reports.
     3.1 The payment made to Licensor for royalties earned during any Reporting Period ("Licensor's Royalty") shall be the sum of the Certified Applications Royalty and the Embedded Applications Royalty, if any, less any current or past amounts due Motorola under Section 7 of the Agreement and/or Section 17 of the Agreement. No payments shall be due to Licensor for Motorola's installation and/or internal use of the Applications during testing, trials, pilot launches, or other non-revenue generating tests or evaluation, or for Motorola's public demonstrations of the Certified Applications to current or prospective Motorola Customers and/or at trade shows, seminars, conferences, or wireless or electronic industry events. Licensor's Royalty shall be paid to Licensor within forty-five (45) calendar days of the end of any particular Reporting Period for royalties earned during the particular Reporting Period. If there is a disagreement relating to Licensor's Royalty, such disagreement will be resolved mutually in accordance with Section 19 of the Agreement.

     3.2 Each payment made to Licensor shall be accompanied by a report ("Royalty Report") providing support for the payment. The Royalty Report provided to Licensor shall include the quantity of each Certified Application, identified by title or other appropriate identifier, licensed or distributed during the Reporting Period and the price paid for each purchased Certified Application. Motorola may alternatively or additionally make Licensor's Royalty Report available to Licensor via a secure or password-protected connection over Motorola's website, in which case Motorola shall not be obligated to accompany Licensor's Royalty Report with each royalty payment.

                                       C-2